Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3, of our report dated December 2, 2024, of Vision Marine Technologies Inc. (the “Company”) of our report dated December 2, 2024 with respect to the consolidated financial statements of the Company as of and for the year period ended August 31, 2024, and for the period then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

Houston, TX

January 22, 2025